UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2018 (June 8, 2018)
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Cool Holdings, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number: 001-32217

Maryland	33-0599368
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

48 NW 25th Street, Suite 108

Miami, FL 33127
(Address of principal executive offices, including zip code)

(786) 675-5246
(Registrant’s telephone number, including area code)

InfoSonics Corporation

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws.

On June 8, 2018, the Company filed Articles of Amendment to its Articles of Incorporation (the “Articles of Amendment”) with the Secretary of State of the State of Maryland to change the legal name of the Company from InfoSonics Corporation to Cool Holdings, Inc. (the “Name Change”), effective June 8, 2018.  Other than the Name Change, there were no changes to the Company’s articles of incorporation or bylaws. A copy of the Articles of Amendment is attached hereto as Exhibit 3.1 and incorporated herein by reference.

The Name Change resulted in a change to the CUSIP number for the Company’s outstanding shares of common stock offered on the Nasdaq Capital Market. The new CUSIP number for such common stock is 21640C 105. Outstanding stock certificates for shares of the Company continue to be valid and need not be exchanged.  The Company’s common stock continues to trade under the ticker symbol IFON.

In connection with the Name Change, the Company intends to launch a new corporate website at www.coolholdings.com, which will include a new investor relations section containing stock information, corporate governance information and other materials of interest to investors.

Item 7.01. Regulation FD Disclosure.

On June 14, 2018, the Company issued a press release announcing the Name Change. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
3.1	Articles of Amendment, as filed with the Secretary of State of the State of Maryland, effective June 8, 2018.
99.1	Press Release dated June 14, 2018.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cool Holdings, Inc.

Date:	June 14, 2018	By:	/s/ Alfredo Carrasco
Alfredo Carrasco
Chief Financial Officer